UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 21, 2014

LSB INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7677	73-1015226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 South Pennsylvania Avenue, Oklahoma City, Oklahoma	73107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (405) 235-4546

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 21, 2014, the Board of Directors of the LSB Industries, Inc. (the “Company”) adopted and approved an amendment to the Company’s Bylaws. The amendment clarifies the date by which notice by a Company stockholder of the stockholder’s nominations for election as a director of the Company must be received at the principal executive offices of the Company to be deemed timely notice.

The Company’s Amended and Restated Bylaws are attached hereto as Exhibit 3(ii) and are incorporated herein by reference. The amendment was effective August 21, 2014.

Section 8 – Other Events

Item 8.01. Other Events.

On August 21, 2014, the Board of Directors determined that Daniel D. Greenwell satisfies the definition of “audit committee financial expert” under the New York Stock Exchange listing standards and applicable Securities and Exchange Commission (SEC) regulations. Mr. Greenwell was elected to the Board of Directors at the annual meeting of stockholders on June 5, 2014, and was also appointed to serve as a member of the Company’s Audit Committee on such date. Mr. Greenwell’s biographical information is included in the Company’s 2014 Proxy Statement, filed with the SEC on April 30, 2104.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

3(ii)	Amended and Restated Bylaws of LSB Industries, Inc., dated August 20, 2009, as amended February 18, 2010, January 17, 2014, February 4, 2014, and August 21, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 27, 2014

LSB INDUSTRIES, INC.

By:	/s/ Tony M. Shelby
Tony M. Shelby, Executive Vice President of Finance, Chief Financial Officer